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                                                                    EXHIBIT 99.3

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                                               Public Relations
                                               MetLife, Inc.
For Immediate Release                          One MetLife Plaza
                                               27-01 Queens Plaza North
[MetLife Logo]                                 Long Island City, NY 11101
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Contacts:   For Media:      John Calagna
                            (212) 578-6252
            For Investors:  Tracey Dedrick
                            (212) 578-5140
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                   FINITE RISK INSURANCE INFORMATION REQUESTS

NEW YORK, May 27, 2005 -- MetLife, Inc. (NYSE: MET) announced that it has received a subpoena from the Connecticut Attorney General requesting information regarding its participation in any finite reinsurance transactions. MetLife has also received information requests relating to finite insurance or reinsurance from other regulatory and governmental authorities. MetLife believes it has appropriately accounted for its transactions of this type and intends to cooperate fully with these information requests. The Company believes that a number of other industry participants have received similar requests from various regulatory and governmental authorities. It is reasonably possible that MetLife or its subsidiaries may receive additional requests. MetLife and any such subsidiaries will fully cooperate with all such requests.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 9 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company's Web site at www.metlife.com.

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